                                                                     Exhibit 3.5


                                     SECOND

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                                  G REIT, INC.

                                     SECOND
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                                  G REIT, INC.

     By unanimous consent in writing dated May 30, 2002, the Board of Directors of G REIT, Inc., a Virginia corporation (the "Corporation"), found that the following proposed Amendment to and Restatement of the Articles of Incorporation of the Corporation was in the best interests of the Corporation, and directed that it be submitted for shareholder approval. These Amended and Restated Articles of Incorporation, as recommended by the Board of Directors and set forth below, were approved and adopted by written consent of the sole shareholder of the Corporation on May 30, 2002.

                                Table of Contents
                                -----------------


                                                                                   Page
                                                                                   ----
ARTICLE I ..........................................................................  1

  Section 1.1. Name ................................................................  1
  Section 1.2. Registered Agent ....................................................  1
  Section 1.3. Purpose .............................................................  1
  Section 1.4. Definitions .........................................................  1

ARTICLE II .........................................................................  9

  Section 2.1. Number Vacancies ....................................................  9
  Section 2.2. Term ................................................................ 10
  Section 2.3. Experience .......................................................... 10
  Section 2.4. Committees .......................................................... 10
  Section 2.5. Approval of Independent Directors ................................... 10
  Section 2.6. Removal ............................................................. 10
  Section 2.7. Fiduciary Duties .................................................... 11
  Section 2.8. Control Share Acquisition Statute ................................... 11

ARTICLE III ........................................................................ 11

ARTICLE IV ......................................................................... 11

  Section 4.1. Appointment of Advisor .............................................. 11
  Section 4.2. Supervision of Advisor .............................................. 12
  Section 4.3. Termination ......................................................... 13

ARTICLE V .......................................................................... 13

  Section 5.1. Organization and Offering Expenses .................................. 13
  Section 5.2. Acquisition Fees and Acquisition Expenses ........................... 13
  Section 5.3. Total Operating Expenses ............................................ 13
  Section 5.4. Property Disposition Fee ............................................ 14

ARTICLE VI ......................................................................... 14

  Section 6.1. Investment Objectives ............................................... 14
  Section 6.2. Review of Objectives ................................................ 14
  Section 6.3. Certain Permitted Investments ....................................... 15
  Section 6.4. Investment Limitations .............................................. 15

ARTICLE VII ........................................................................ 18

  Section 7.1. Sales and Leases to Company ......................................... 18
  Section 7.2. Sales and Leases to the Sponsor, Advisor, Directors or Affiliates ... 18
  Section 7.3. Other Transactions .................................................. 18

ARTICLE VIII ....................................................................... 19

  Section 8.1. Authorized Stock; Dividend or Distribution Rights ................... 19
  Section 8.2. Restrictions on Transfer ............................................ 20
  Section 8.3. Shares-in-Trust ..................................................... 27

  Section 8.4.  Remedies not Limited ............................................... 30
  Section 8.5.  Ambiguity .......................................................... 30
  Section 8.6.  Legend ............................................................. 30
  Section 8.7.  Severability ....................................................... 31
  Section 8.8.  Dividend Reinvestment Program ...................................... 32

ARTICLE IX ......................................................................... 32

  Section 9.1.  Meetings of Shareholders ........................................... 32
  Section 9.2.  Voting Rights of Shareholders ...................................... 33
  Section 9.3.  Right of Inspection ................................................ 33
  Section 9.4.  Access to Shareholder List ......................................... 33
  Section 9.5.  Reports ............................................................ 34

ARTICLE X .......................................................................... 35

  Section 10.1. Limitation of Shareholder Liability ................................ 35
  Section 10.2. Limitation of Liability and Indemnification ........................ 35
  Section 10.3. Payment of Expenses ................................................ 36
  Section 10.4. Express Exculpatory Clauses in Instruments ......................... 37

ARTICLE XI ......................................................................... 37

  Section 11.1. Amendment .......................................................... 37
  Section 11.2. Reorganization ..................................................... 38
  Section 11.3. Merger, Consolidation or Sale of Company Property .................. 38

                                    ARTICLE I
                            THE COMPANY; DEFINITIONS

     Section 1.1. Name.
                  ----

     The name of the corporation (which is hereinafter called the "Company") is G REIT, Inc.

     Section 1.2. Registered Agent.
                  ----------------

     The address of the Company's initial registered office is 701 East Byrd Street, 15/th/ Floor, Richmond, Virginia 23219, which is in the City of Richmond. The name and address of the initial registered agent is Louis J. Rogers, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the Company's initial registered office.

     Section 1.3. Purpose.
                  -------

     The purposes for which the Company is formed are to conduct any and all lawful business for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

     Section 1.4. Definitions.
                  -----------

     As used in these Articles of Incorporation (these "Articles of Incorporation"), the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article VIII hereof are defined in Section 8.2 hereof):

     "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

     "Acquisition Fee" means any and all fees and commissions paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development, or construction of a Property, including, without limitation, real estate commissions, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

     "Advisor" or "Advisors" means the Person or Persons, if any, appointed, employed, or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

     "Advisory Agreement" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

     "Affiliate" or "Affiliated" means, as to any individual, corporation, partnership, trust, limited liability company, or other legal entity (other than the Company), (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Persons; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, manager, trustee or general partner.

     "Assets" means Properties.

     "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Bylaws" means the bylaws of the Company, as the same are in effect from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

     "Company Property" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

     "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

     "Contract Price for the Property" means the amount actually paid or allocated to the purchase, development, construction, or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

     "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects, or to provide major repairs or rehabilitations on a Company Property.

     "Dealer Manager" means NNN Capital Corp., a member of the National Association of Securities Dealers, Inc., or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Company's securities.

     "Development Fee" means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

     "Directors," "Board of Directors," or "Board" means the members of the body which manages the Company.

     "Equity Stock" means transferable shares of capital stock of the Company of any class or series, including Common Stock or Preferred Stock.

     "Gross Proceeds" means the aggregate purchase price of all Equity Stock sold for the account of the Company, without deduction for Selling Commissions, volume discounts, marketing support, and due diligence expense reimbursement fees or Organizational and Offering Expenses.

     "Independent Director" means a Director who is not, and within the last two
(2) years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, Advisor, or their Affiliates, (ii) employment by the Sponsor, Advisor, or their Affiliates, (iii) service as an officer or director of the Sponsor, Advisor, or their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts organized by the

Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Sponsor, the Advisor, or their Affiliates exceeds five percent (5%) of either the Director's annual gross revenue during either of the last two (2) years or the Director's net worth on a fair market value basis.

     "Independent Expert" means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

     "Initial Investment" means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

     "Initial Public Offering" means the offering and sale of Common Stock of the Company pursuant to the Company's first effective registration statement covering such Common Stock filed under the Securities Act of 1933, as amended.

     "Joint Ventures" means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

     "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     "Mortgage" means mortgages, deeds of trust, or other security interests on or applicable to Real Property.

     "NASAA REIT Guidelines" means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

     "Net Assets" means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

         "Net Sales Proceeds" means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers, or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, or other assets, to repay outstanding indebtedness, or to establish reserves.

         "Operating Expenses" means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration, and listing of Securities, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition, operation, management, and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The exclusion from this definition for costs related directly to asset acquisition, operation and disposition is intended to allow exclusion of expenses incurred on he individual property level but not to allow the exclusion of expenses incurred on the Company level.

         "Operating Partnership" means G REIT, L.P., a Virginia limited partnership.

         "OP Unit" means a unit of limited partnership interest in the Operating Partnership.

         "Organizational and Offering Expenses" means any and all costs and expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Securities, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, amending, supplementing, mailing, and distributing costs, salaries of employees while engaged in sales activity, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses, and taxes related to the filing, registration, and qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

         "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Property" or "Properties" means (i) the real properties, including the buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "Prospectus" means the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

         "Real Property" or "Real Estate" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures, and equipment located on or used in connection with land and rights or interests in land.

         "REIT" means a corporation, trust, association, or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

         "REIT Provisions of the Code" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving Securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Shareholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" or "Sales" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including an event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or
(i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.

         "Securities" means Equity Stock, Shares-in-Trust, any other stock, shares, or other evidences of equity or other interests, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options, or rights to subscribe to, purchase, or acquire, any of the foregoing.

         "Selling Commissions" means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Securities, including, without limitation, commissions payable to NNN Capital Corp.

         "Shareholders" means the registered holders of the Company's Equity Stock.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Equity Stock.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage, or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

                    (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

                    (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

                    (iii) having a substantial number of relationships and contacts with the Company;

                    (iv) possessing significant rights to control Company properties;

                    (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

                    (vi) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

         "Successor" means any successor in interest of the Company.

         "Total Proceeds" means Gross Proceeds from the Initial Public Offering.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one (1) year.

         "VSCA" means the Virginia Stock Corporation Act, as amended.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         Section 2.1.    Number and Vacancies.
                         --------------------

         The Company shall have a Board of Directors consisting of not less than three (3) nor more than nine (9) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of a majority of the Shareholders. A Director need not be a Shareholder. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty
(60) days following the death, resignation, incapacity, or removal from office of a director prior to expiration of the director's term of office), a majority of the Board of Directors shall be comprised of persons who are Independent Directors. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term.

         Section 2.2.    Term.
                         ----

         At the annual meeting of Shareholders at which a quorum is present, the Shareholders shall elect Directors without the necessity for concurrence by the Board of Directors to serve a one-year term and until their successors are duly elected and qualified. Directors may be elected to an unlimited number of successive terms.

         Section 2.3.    Experience.
                         ----------

         A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience. "Relevant real estate experience" shall mean actual direct experience by the Director in acquiring or managing the type of real estate to be acquired by the Company for his or her own account or as an agent. For example, if the Company will acquire commercial real estate, i.e., office buildings or shopping centers, "relevant real estate experience" would not include experience in buying and selling houses because it is apparent that a different level of sophistication and knowledge is required.

         Section 2.4.    Committees.
                         ----------

         The Directors may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

         Section 2.5.    Approval of Independent Directors.
                         ---------------------------------

         A majority of Independent Directors must approve all matters to which Sections 4.2, 4.3, 5.2, 5.3, 6.2, 6.3(b), 6.3(c), 6.4(g), 6.4(j), 6.4(k), 7.1,
7.2, 7.3, 8.8, 9.1, and 10.2 herein relate.

         Section 2.6.    Removal.
                         -------

         A Director may be removed from office with or without cause and without the necessity for concurrence by the Board of Directors only at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Stock then outstanding and entitled to vote, subject to the rights of any Preferred Stock to vote for such Directors.

         Section 2.7.    Fiduciary Duties.
                         ----------------

         The Directors and the Advisor shall be deemed to be in a fiduciary relationship with the Company and the Shareholders. Further, the Directors shall have a fiduciary duty to the Shareholders to supervise the Company's relationship with the Advisor.

         Section 2.8.    Control Share Acquisition Statute.
                         ---------------------------------

         Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Virginia control share acquisition statute, found in Article 14.1 of the VSCA, amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

                                   ARTICLE III
                               REIT QUALIFICATION

         The Company shall seek to elect and maintain status as a REIT under the REIT Provisions of the Code. It shall be the duty of the Board of Directors to ensure that the Company satisfies the requirements for qualification as a REIT under the REIT Provisions of the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its Shareholders. The Board of Directors shall take no affirmative action designed to disqualify the Company as a REIT or to otherwise revoke the Company's election to be taxed as a REIT without the affirmative vote of a majority of the number of shares of Equity Stock entitled to vote on such matter at a meeting of the Shareholders.

                                   ARTICLE IV
                                     ADVISOR

         Section 4.1.    Appointment of Advisor.
                         ----------------------

         The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors, or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ, or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained.

         Section 4.2.   Supervision of Advisor.
                        ----------------------

         The Directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company, and to make executive decisions which conform to general policies and principles established by the Directors. The Directors shall monitor the Advisor to assure that the administrative procedures, operations, and programs of the Company are in the interests of the Shareholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as:

                    (a) the Net Assets and Net Income of the Company;

                    (b) the amount of the fee paid to the Advisor in relation to the size, composition, and performance of the Company's portfolio;

                    (c) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;

                    (d) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services;

                    (e) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business;

                    (f) the quality and extent of service and advice furnished by the Advisor;

                    (g) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments, and competence in dealing with distress situations; and

                  (h) the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account.

The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes the Board of Directors. The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

         Section 4.3.   Termination.
                        -----------

         A majority of the Independent Directors may terminate the Advisory Agreement on sixty (60) days' written notice without cause or penalty.

                                    ARTICLE V
                         FEES, COMPENSATION AND EXPENSES

         Section 5.1.   Organization and Offering Expenses.
                        ----------------------------------

         The Organization and Offering Expenses paid in connection with the Company's formation and the Initial Public Offering shall be reasonable and shall in no event exceed an amount equal to fifteen percent (15%) of the proceeds raised in the Initial Public Offering.

         Section 5.2.   Acquisition Fees and Acquisition Expenses.
                        -----------------------------------------

         The total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to six percent (6%) of the Contract Price of the Property, or in the case of a mortgage loan, six percent (6%) of the funds advanced.

         Section 5.3.   Total Operating Expenses.
                        ------------------------

         In the absence of a showing to the contrary, the total Operating Expenses of the Company shall be deemed to be excessive if they exceed in any fiscal year the greater of two percent (2%) of the Average Invested Assets or twenty-five percent (25%) of the Net Income for such year. The Independent Directors shall have the responsibility of limiting such expenses to amounts that do not exceed such limitations.

         Section 5.4.   Property Disposition Fee.
                        ------------------------

         The Company may pay the Advisor, Director, Sponsor, or any Affiliate thereof a real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of:

                  (a) fifty percent (50%) of a customary Competitive Real Estate Commission given the circumstances surrounding the Sale, or

                  (b) three percent (3%) of the Contract Price of the Property or Properties.

In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent (6%) of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor, Director, Sponsor, or Affiliate provides a substantial amount of services in connection with the Sale of a Property or Properties.

                                   ARTICLE VI
                      INVESTMENT OBJECTIVES AND LIMITATIONS

         Section 6.1.   Investment Objectives.
                        ---------------------

         The Company's primary investment objectives are:

                  (a) to invest in income producing real property through equity investments or mortgage loans in a manner which permits the Company to qualify as a REIT for federal income tax purposes;

                  (b) to generate cash available for distribution to Shareholders; and

                  (c) to seek to realize capital appreciation upon the ultimate sale of the Company's Properties.

The sheltering from tax of income from other sources is not an objective of the Company. The Shareholders have no voting rights with respect to implementing the Company's investment objectives and policies, all of which are the responsibility of the Board of Directors and may be changed at any time.

         Section 6.2.   Review of Objectives.
                        --------------------

         The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

         Section 6.3.   Certain Permitted Investments.
                        -----------------------------

                  (a)   The Company may invest in Properties, as defined in
Section 1.4 hereto.

                  (b) The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate thereof, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

                  (c) Subject to any limitations in Section 6.4(i), the Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive, and commercially reasonable.

         Section 6.4.   Investment Limitations.
                        ----------------------

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments:

                  (a) Not more than ten percent (10%) of the Company's total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

                  (b) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages.

                  (c) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any property shall not exceed such property's appraised value. Such appraisal of the underlying property shall be (i) obtained from an Independent Expert; (ii) maintained in the Company's records for at least five
(5) years; and (iii) available for inspection and duplication by any Shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to a priority of the mortgage or condition of the title shall be obtained.

                  (d) The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan. All of the Company's mortgage loans must provide for one of the following: (i) except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a twenty (20) to forty (40) year period; (ii) payments of interest only for a period of not greater than ten (10) years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a twenty (20) to thirty (30) year period; or (iii) payments of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five (5) years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a twenty (20) to thirty-five (35) year period.

                  (e) The Company shall not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt does not exceed eighty-five percent (85%) of the appraised value of such property. The value of all such investments, as shown on the Company's books in accordance with generally accepted accounting principles, after all reasonable reserves but before depreciation, shall not exceed five percent (5%) of the Company's total assets.

                  (f) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness, or equity interest of the Advisor, the Directors, the Sponsor, or an Affiliate of the Company.

                  (g) The Company shall not engage in trading, as opposed to investment activities, and shall not invest in the securities of other issuers, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable.

                  (h) The Company shall not engage in the underwriting or agency distribution of securities of other issuers.

                  (i) The Company shall not issue (i) equity securities redeemable solely at the option of the holder; (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (iii) Equity Stock on a deferred payment basis or under similar arrangements; (iv) nonvoting or assessable securities; (v) options, warrants, or similar evidence of a right to buy its Securities (collectively, "Options") to the Advisor, Directors, Sponsors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Notwithstanding the limitations set forth in the proceeding sentence, the Company may issue such Options to the Dealer Manager on terms different from those of Options sold to the general public in connection with the Initial Public Offering, or part of a stock option plan available to Directors, officers, or employees of the Company. The voting rights share of Equity Stock of the Company (other than the publicly held Equity Stock of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Stock as the consideration paid to the Company for each privately offered Equity Stock of the Company bears to the book value of each outstanding publicly held Equity Stock.

                  (j) The consideration paid for real property acquired by the Company shall be approved by a majority of the Independent Directors and be based on the fair market value of the Property. The consideration paid for each Property shall be supported by an appraisal from an appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or a similar national or regional organization. In cases in which a majority of the Independent Directors so determine, and in all cases in which the Company acquires a Property from the Sponsor, Advisor, Director, or any Affiliates thereof, the fair market value of such Property will be determined by an Independent Expert who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the Independent Directors.

                  (k) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Directors at least quarterly. The maxim amount of such Leverage in relation to the Net Assets of the Company shall not exceed 300%.

                  (l) The Company shall not make loans to the Sponsor, Advisor, Directors, officers or any principal of the Company or any Affiliate thereof.

                  (m) The Company shall not invest in real estate contracts of sale.

         The foregoing investment limitations may not be modified or eliminated without the approval of Shareholders owning a majority of the outstanding Equity Stock.

                                   ARTICLE VII
                              CONFLICTS OF INTEREST

         Section 7.1.    Sales and Leases to Company.
                         ---------------------------

         The Company may purchase or lease a Property or Properties from the Sponsor, Advisor, Director, or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate thereof, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists. In no event shall the cost of such asset to the Company exceed its current appraised value.

         Section 7.2.    Sales and Leases to the Sponsor, Advisor, Directors or
                         -------------------------------------------------------

Affiliates.
----------

         An Advisor, Director, or Affiliate thereof may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

         Section 7.3.    Other Transactions.
                         ------------------

                  (a) No goods or services will be provided by the Sponsor, Advisor, Director, or any Affiliates thereof to the Company, except for transactions in which the Sponsor, Advisor, Director, or any Affiliates thereof provide goods or services to the Company in accordance with these Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

                  (b) The Sponsor, Advisor, Directors, and any Affiliates thereof shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

                                  ARTICLE VIII
                                  CAPITAL STOCK

         Section 8.1.    Authorized Stock; Dividend or Distribution Rights.
                         -------------------------------------------------

                  (a) The total number of shares of stock that the Company has authority to issue is fifty million (50,000,000) shares of Common Stock, $.01 par value per share, and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share.

                         No holder of shares of capital  stock of the Company
shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Company, whether now or hereafter authorized;
(ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

                         The Preferred Stock may be issued from time to time by
the Board of Directors in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or other provisions as may be fixed by the Board of Directors.

                  (b) The Directors from time to time may authorize and the Company may pay to Shareholders such dividends or distributions in cash or other property as the Directors in their discretion shall determine. The Directors shall endeavor to authorize and the Company may pay such dividends and distributions as shall be necessary for the Company to qualify as real estate investment trust under the REIT Provisions of the Code; provided, however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Board of Directors in its discretion. The exercise of the powers and rights of the Directors pursuant to this section shall be subject to the provisions of any class or series of Equity Stock at the time outstanding. The receipt by any Person in whose name any Equity Stock is registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Equity Stock and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities and distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles of Incorporation.

         Section 8.2.    Restrictions on Transfer.
                         ------------------------

                  (a)    Definitions.
                         -----------

                         The following terms shall have the following meanings:

                         "Beneficial Ownership" shall mean ownership of shares
of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

                         "Beneficiary" shall mean, with respect to any Trust,
one or more organizations described in each of Section 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Company as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 8.3(a) hereof.

                         "Board of Directors" shall mean the Board of Directors
of the Company.

                         "Constructive Ownership" shall mean ownership of shares
of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

                         "Equity Stock" shall mean the Preferred Stock and
Common Stock of the Company. The term "Equity Stock" shall include all shares of Preferred Stock and Common Stock of the Company that are held as Shares-in-Trust in accordance with the provisions of Section 8.3 hereof.

                         "ERISA Investor" shall mean (i) an employee benefit or
other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or the prohibited transaction provisions of the Code, (ii) a person acting on behalf of a plan described in clause (i), or (iii) a person using the assets of a plan described in clause
(i).

                         "Insignificant Participation Exception" shall mean the
exception to the Plan Asset Regulations which provides that an ERISA Investor's assets will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA Investors.

               "Market Price" on any date shall mean the average of the Closing Price for the five (5) consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Sock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, a price determined by the Board of Directors in good faith.

               "Non-Transfer Event" shall mean an event other than a purported Transfer that would change any Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer, or other disposition of shares of Equity Stock or the sale, transfer, assignment, or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

               "Ownership Limit" shall mean, with respect to the Common Stock, 9.9% of the number of outstanding shares of Common Stock and, with respect to any class or series of Preferred Stock, 9.9% of the number of outstanding shares of such class or series of Preferred Stock.

               "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 8.3(e).

               "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group" as that term is used for purposes of Section 12(d)(3) of the Securities Exchange Act of 1934, as amended.

               "Plan Asset Regulations" shall mean Section 2510.3-101 of the regulations of the Department of Labor.

               "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of
Section 8.2(c) hereof, would own record title to shares of Equity Stock.

               "Redemption Rights" shall mean the rights granted under the G REIT L.P. Partnership Agreement to the limited partners to redeem, under certain circumstances, their limited partnership interests for shares of Common Stock (or cash at the option of the Company).

               "Restriction Termination Date" shall mean the first day after which (i) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT and
(ii) there is an affirmative vote of a majority of the number of shares of Equity Stock entitled to vote on such matter at a general or special meeting of the shareholders of the Company.

               "Shares-in-Trust" shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section 8.2(c).

               "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise, or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively, or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

               "Trust" shall mean any separate trust created pursuant to Section 8.2(c) administered in accordance with the terms of Section 8.3, for the exclusive benefit of any Beneficiary.

               "Trustee" shall mean any Person or entity unaffiliated with both the Company and any Prohibited Owner, such Trustee to be designated by the Company to act as trustee of any Trust, or any successor trustee thereof.

                  (b)      Restriction on Transfers.
                           ------------------------

                           (i)      Except as provided in Section 8.2(g), prior
to the Restriction Termination Date, (A) no Person shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (B) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of the number of
                                  -- ------
shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (ii)     Except as provided in Section 8.2(g), prior
to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise
-- ------
beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                           (iii)    Prior to the Restriction Termination Date,
any Transfer of shares of Equity Stock that, if effective, would result in the Company being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the number of shares of Equity
              -- ------
Stock which would cause the Company to be "closely held" within the meaning of
Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                           (iv)     Prior to the Restriction Termination Date,
any Transfer of shares of Equity Stock that, if effective, would cause the Company to Constructively Own 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of
                        -- ------
Equity Stock which would cause the Company to Constructively Own 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2 ) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (v)      Prior to either (A) the qualification of
each class of Equity Stock as a class of "publicly offered securities," within the meaning of Section 2510.3-101(b)(2) of the Plan Asset Regulations, or (B) the Company's qualification for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception), any Transfer of shares of Equity, Stock that, if effective, would result in 25% or more of any class of Equity being Beneficially Owned by one or more ERISA Investors, shall be void ab
                                                                              --
initio as to that number of shares of
------
                                       23

Equity Stock which would cause 25% or more of any class of Equity Stock to be Beneficially Owned by ERISA Investors, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (c)      Transfer to Trust.
                           -----------------

                           (i)      If, notwithstanding the other provisions
contained in this Section 8.2, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then, (A) except as otherwise provided in Section 8.2(g) hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (B) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 8.3, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 8.3, and (C) the Prohibited Owner shall submit such number of shares of Equity Stock to the Company for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                           (ii)     If, notwithstanding the other provisions
contained in this Section 8.2, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in a Company being "closely held" within the meaning of Section 856(h) of a Code, or (C) cause the Company to Constructively Own 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code, then (1) a purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (a) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (b) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (c) cause a Company to Constructively Own 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code, (2) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 8.3, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 8.3, and (3) the Prohibited Owner shall submit such number of shares of Equity Stock to the Company for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

               (iii) If, notwithstanding the other provisions contained in this
Section 8.2, at any time prior to either (A) the qualification of each class of Equity Stock as a class of "publicly offered securities," within the meaning of the Plan Asset Regulations, or (B) the Company's qualification for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception), there is a purported Transfer or Non-Transfer Event that, if effective, would result in 25% or more of the shares of Equity Stock being Beneficially Owned by ERISA Investors, then (A) the purported transferee shall acquire no rights or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock the ownership of which by such purported transferee or record holder would cause 25% or more of any class of Equity Stock to be Beneficially Owned by one or more ERISA Investors, (B) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of
Section 8.3, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 8.3, and (C) the Prohibited Owner shall submit such number of shares of Equity Stock to the Company for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business, on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

          (d)  Remedies For Breach.
               -------------------

               If the Company, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 8.2(b) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 8.2(b), the Company shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or acquisition.

          (e)  Notice of Restricted Transfer.
               -----------------------------

               Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 8.2(b), or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 8.2(c), shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Company's status as a REIT.

          (f)  Owners Required To Provide Information.
               --------------------------------------

               Prior to the Restriction Termination Date:

               (i) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the REIT Provisions of the Code, of the outstanding Equity Stock of the Company shall, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Company such additional information as the Company may request in order to determine the. effect, if any, of such Beneficial Ownership or Constructive Ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

               (ii) Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the Shareholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Company a written statement or affidavit stating such information as the Company may request in order to determine the Company's status as a REIT and to ensure compliance with the Ownership Limit.

          (g)  Exceptions.
               ----------

               (i) The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in paragraphs (i) through (iv) of Section 8.2(b) will not be violated following the distribution by such underwriter of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the exemption will not cause the Company to lose its status as a REIT, may exempt a Person from one or more of the restrictions contained in paragraphs (i) through (iv) of Section 8.2(b) provided that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will cause the Company to lose its REIT status as a result of the exemption and (ii) such Person agrees in writing that any violation or attempted violation of the terms of the exemption will result in transfer to the Trust of shares of Equity Stock pursuant to Section 8.2(c). The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the Company will not fail to qualify for the Insignificant Participation Exception or another applicable exception to the Plan Asset Regulations as a result of the exemption, may exempt an ERISA Investor from the restriction contained in paragraph (v) of
Section 8.2(b), provided that the Board of Directors obtains such representations and undertakings from such ERISA Investor as are reasonably necessary to ascertain the foregoing.

                  (ii) The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by the Advisor, except to the extent necessary to comply with the REIT Provisions of the Code or as otherwise determined by the Board of Directors.

     Section 8.3. Shares-in-Trust.
                  ---------------

          (a)     Trust.
                  -----

                  Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section 8.2(c) shall be held for the exclusive benefit of the Beneficiary. The Company shall name a Beneficiary for each Trust within five (5) days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section 8.2(c) shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Company and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 8.3(e), such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

          (b)     Dividend Rights.
                  ---------------

                  The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Company shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 8.2(c), would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Company's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

          (c)  Rights Upon Liquidation.
               -----------------------

               In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Company, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Company which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the
                                             --------  -------
Prohibited Owner shall not be entitled to receive amounts pursuant to this
Section 8.3(c) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or
                       ----
devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

          (d)  Voting Rights.
               -------------

               The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Company that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with
                                                                 -- ------
respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section 8.2(c), an irrevocable proxy to the Trustee to vote the

Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                  (e)      Designation of Permitted Transferee.
                           -----------------------------------

                           The Trustee shall have the exclusive and absolute
right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially and adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee; provided, however, that the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section 8.2(c). Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 8.3(e), the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Company that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (iii) cause the Share-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section 8.3(f).

                  (f)      Compensation to Record Holder of Shares of Equity
                           --------------------------------------------------
Stock that Become Shares-in-Trust.
---------------------------------

                           Any  Prohibited Owner shall be entitled
(following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 8.3(e) or following the acceptance of the offer to purchase such shares in accordance with Section 8.3(g)) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust a lesser of (i) in the case of (A) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of a shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (B) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, a price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section 8.3(e). Any amounts received by the Trustee in respect to such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 8.3(f) shall be distributed to the Beneficiary in accordance with the provisions of Section 8.3(e). Each Beneficiary and Prohibited

Owner waive any and all claims that they may have against a Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 8.3, by such Trustee or the Company.

                  (g)      Purchase Right in Shares-in-Trust.
                           ---------------------------------

                           Shares-in-Trust  shall be deemed to have been offered
for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift, or Non-Transfer Event) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of ninety
(90) days after the later of the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and the date the Company determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Company does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 8.2(e).

         Section 8.4.      Remedies not Limited.
                           --------------------

         Nothing contained in this Article VIII shall limit the authority of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its Shareholders by preservation of the Company's status as a REIT and to ensure compliance with the Ownership Limit and the other restrictions set forth in Section 8.2(b).

         Section 8.5.      Ambiguity.
                           ---------

         In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition contained in Section 8.2(a), the Board of Directors shall have the power to determine the application of the provisions of this Article VIII with respect to any situation based on the facts known to it.

         Section 8.6.      Legend.
                           ------

         Each certificate for shares of Equity Stock shall bear the following legend:

                  "The shares of [Common or Preferred] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and for certain other purposes under the Code and the

                  Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock,
                  (iii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially own shares of Equity Stock that would result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (v) Constructively Own shares of Equity Stock that would cause the Company to Constructively Own 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (vi) Beneficially Own shares of Equity Stock that would result in 25% or more of any class of the Equity Stock being Beneficially Owned by one or more ERISA Investors. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Company in writing. If the restrictions above are violated, the shares of [Common or Preferred] Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Company's Articles of Incorporation, as the same may be further amended and restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

         Section 8.7.      Severability.
                           ------------

         If any provision of this Article VIII or any application of any such provision is determined to be void, invalid, or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VIII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         Section 8.8.      Dividend Reinvestment Program.
                           -----------------------------

         The Board of Directors may establish, from time to time, a dividend reinvestment plan or plans ("DRIP"). Pursuant to such DRIP, (i) all material information regarding the distribution to the Shareholders and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholders at least annually, and (ii) each Shareholder participating in such DRIP shall have a reasonable opportunity to withdraw from the DRIP at least annually after receipt of the information required in clause
(i) above.

                                   ARTICLE IX
                                  SHAREHOLDERS

         Section 9.1.      Meetings of Shareholders.
                           ------------------------

         There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company's annual report to Shareholders but not less than thirty (30) days after delivery of such report. At an annual meeting at which a quorum is present, holders of a majority of the votes entitled to be cast in an election of Directors may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting. Special meetings of Shareholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Directors, and shall be called by an officer of the Company upon written request of Shareholders holding in the aggregate not less than ten percent (10%) of the outstanding Equity Stock entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Company shall provide all Shareholders within ten (10) days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Shareholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

         Section 9.2.  Voting Rights of Shareholders.
                       -----------------------------

         Subject to the provisions of any class or series of Equity Stock then outstanding and the mandatory provisions of any applicable laws or regulations, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Directors; (b) amendment of these Articles of Incorporation, without the necessity for concurrence by the Directors; (c) termination of the Company, without the necessity for concurrence by the Directors; (d) reorganization of the Company; (e) merger, consolidation, or sale or other disposition of all or substantially all of the Company Property; (f) termination of the Company's status as a real estate investment trust under the REIT Provisions of the Code; and (g) such other matters as required under applicable laws or regulations. Without the concurrence of Shareholders holding not less than a majority of the Equity Stock then outstanding and entitled to vote, the Directors may not consummate any of the foregoing matters. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Directors. With respect to Equity Stock owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Equity Stock necessary to approve a matter on which the Advisor, the Directors, and any Affiliate may not vote or consent, any shares of Equity Stock owned by any of them shall not be included.

         Section 9.3.  Right of Inspection.
                       -------------------

         Any Shareholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

         Section 9.4.  Access to Shareholder List.
                       --------------------------

         An alphabetical list of the names, addresses, and telephone numbers of the Shareholders of the Company, along with the number of Equity Stock held by each of them (the "Shareholder List"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the Company upon the request of the Shareholder. The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Shareholder so requesting within ten (10) days of the request. The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Shareholder request. A Shareholder may request a copy of the Shareholder List in connection with matters relating to Shareholders' voting rights, and the exercise of Shareholder rights under federal proxy laws.

         If the Advisor or Directors neglect or refuse to exhibit, produce, or mail a copy of the Shareholder List as requested, the Advisor and the Directors shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Company. The Company may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Company. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to and shall not in any way limit other remedies available to Shareholders under federal law or the laws of any state.

         Section 9.5.  Reports.
                       -------

         The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each Shareholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering which shall include:

                  (a) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;

                  (b) the ratio of the costs of raising capital during the period to the capital raised;

                  (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company;

          (d) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income;

          (e) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Shareholders and the basis for such determination;

          (f) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

          (g) distributions to the Shareholders for the period, identifying the source of such distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the distributions (with the statement as to the source of distributions to be sent to Shareholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

                                    ARTICLE X
                 LIABILITY OF SHAREHOLDERS, DIRECTORS, ADVISORS
                          AND AFFILIATES; TRANSACTIONS
                       BETWEEN AFFILIATES AND THE COMPANY

         Section 10.1.  Limitation of Shareholder Liability.
                        -----------------------------------

         No Shareholder shall be liable for any debt, claim, demand, judgment, or obligation of any kind of, against, or with respect to the Company by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Shareholder.

         Section 10.2.  Limitation of Liability and Indemnification.
                        -------------------------------------------

          (a) The Company shall indemnify and hold harmless a Director, Advisor, or Affiliate (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Directors, Advisor, or Affiliate have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the

Indemnitee if: (i) in the case that the Indemnitee is a Director (other than an Independent Director), an Advisor, or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (ii) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Shareholders.

                  (b) The Company shall not provide indemnification for any loss, liability, or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of a Company were offered or sold as to indemnification for violations of securities laws.

                  (c) Notwithstanding anything to the contrary contained in the provisions of subsections (a) and (b) above of this Section 10.2, the Company shall not indemnify or hold harmless an Indemnitee if it is established that:
(i) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (iv) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.

                  (d) The Directors may take such action as is necessary to carry out this Section 10.2 and are expressly empowered to adopt, approve, and amend from time to time Bylaws, resolutions, or contracts implementing such provisions. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Section 10.3.  Payment of Expenses.
                        -------------------

         The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director, Advisor, or Affiliate in advance of final disposition of a proceeding if all of the following are satisfied:

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

               (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company,

               (b) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Section 10.2 hereof,

               (c) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and

               (d) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

         Section 10.4.       Express Exculpatory Clauses in Instruments.
                             ------------------------------------------

         Neither the Shareholders nor the Directors, officers, employees, or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Shareholders, Directors, officers, employees, or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Director, officer, employee, or agent liable thereunder to any third party, nor shall the Directors or any officer, employee, or agent of the Company be liable to anyone as a result of such omission.

                                   ARTICLE XI
                     AMENDMENT; REORGANIZATION; MERGER, ETC.

         Section 11.1.       Amendment.
                             ---------

               (a) These Articles of Incorporation may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Stock then outstanding and entitled to vote thereon.

               (b) The Directors, by a majority vote, may amend provisions of these Articles of Incorporation from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of

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

the Code. With the exception of the foregoing, the Directors may not amend these Articles of Incorporation.

         Section 11.2.       Reorganization.
                             --------------

         Subject to the provisions of any class or series of Equity Stock at the time outstanding, the Directors shall have the power:

               (a) to cause the organization of a corporation, association, trust, or other organization to take over the Company Property and to carry on the affairs of the Company, or

               (b) merge the Company into, or sell, convey, and transfer the Company Property to any such corporation, association, trust, or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (a) or (b) above, terminate the Company and deliver such Securities or beneficial interests ratably among the Shareholders according to the respective rights of the class or series of Equity Stock held by them; provided, however, that any such action shall have been approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Stock then outstanding and entitled to vote thereon.

         Section 11.3.       Merger, Consolidation or Sale of Company Property.
                             -------------------------------------------------

         Subject to the provisions of any class or series of Equity Stock at the time outstanding, the Directors shall have the power to:

               (a) merge the Company into another entity,

               (b) consolidate the Company with one (1) or more other entities into a new entity;

               (c) sell or otherwise dispose of all or substantially all of the Company Property; or

               (d) dissolve or liquidate the Company, other than before the initial investment in Company Property; provided, however, that such action shall have been approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Stock then outstanding and entitled to vote thereon.

         Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the

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

Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from an Independent Expert. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a twelve (12) month period. The terms of the engagement of an Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposed Roll-Up Transaction the choice of:

           (a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

           (b) one of the following:

               (i) remaining as Shareholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

               (ii) receiving cash in an amount equal to the Shareholder's pro rata share of the appraised value of the Net Assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

           (c) which would result in the Shareholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 9.1, 9.2, 9.3, 9.4, 9.5, and 10.1 of these Articles of Incorporation;

           (d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares of Equity Stock held by that investor;

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

               (e) in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 9.3 and 9.4 hereof; or

               (f) in which any of the costs of the Roll-Up Transaction would borne by the Company if the Roll-Up Transaction is not approved by the Shareholders.


Dated:  May 30, 2002                          /s/ Anthony W. Thompson
                                              -----------------------
                                              Anthony W. Thompson, President

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